Exhibit 99




UNION CARBIDE
NEWS RELEASE


CONTACT:    David N. Kernis
            (203) 794-6929



                  UNION CARBIDE REPORTS 1st QUARTER EARNINGS

     DANBURY, Conn., April 26 -- Union Carbide Corporation (UCC) today reported first quarter 1999 earnings of $0.52 per diluted share before the cumulative effect of a change in accounting principle. Carbide earned $0.49 per diluted share in the prior quarter (including $0.31 per share from proceeds of a litigation settlement) and $1.01 in the first quarter of 1998.

     The required change in accounting principle for start-up costs (SOP 98-5) resulted in an after-tax charge of $20 million, or $0.14 per diluted share in the current quarter, representing the cumulative effect of the change in accounting for periods prior to Jan. 1, 1999.

     Net income for the quarter before the cumulative effect of change in accounting principle totaled $71 million, compared to $67 million in the prior quarter and $142 million for last year's first quarter. Sales in the first quarter totaled $1.402 billion, compared to $1.289 billion in the prior quarter and $1.561 billion for the first quarter of 1998.

     UCC Chairman and CEO William H. Joyce said that stronger volume, improved product mix and well above trend-line licensing income in the company's Specialties & Intermediates (S&I) segment accounted for the improvement over the prior quarter (excluding the proceeds from the litigation settlement). Carbide's S&I segment reported operating profit of $203 million for the first quarter of 1999, compared to $161 million in the prior quarter (excluding the effect of the favorable litigation settlement) and $202 million in the same period a year ago.

                                    - MORE -
1999
P3-01-006

                                                              Page 2
                                                                of 5

     The company's Basic Chemicals & Polymers (BC&P) segment reported an operating loss of $38 million for the first quarter of 1999, compared to a loss of $45 million in the prior quarter and operating profit of $36 million in the 1998 first quarter. Carbide said that first quarter price increases in polyethylene and in glycol used for antifreeze and reduced turnaround costs were offset by price declines in polyester glycol and increased raw material costs. Compared to a year ago, BC&P continued to suffer from weak pricing.

     While pleased with the company's volume growth and improved fixed cost productivity in the first quarter, Dr. Joyce said it is difficult to get a clear picture of the second quarter. We do not know how long the current spike in raw material costs will last or how much of the increases will be offset by higher product prices, in addition to cost savings. It is likely, however, that licensing income will be weaker than in the first quarter, said Dr. Joyce.

     Union Carbide repurchased 503,700 of its shares during the first quarter of 1999, at a cost of $21.6 million. Since the start of the common share buyback program in 1993, UCC has repurchased 55.9 million shares out of a total authorization of 60 million shares, and reduced the net total of common shares outstanding by 34.7 million, excluding the conversion in 1997 of
15.4 million ESOP preferred shares into common shares.

     Union Carbide is a worldwide chemicals company with advanced process technologies and large-scale chemical production facilities.

o Specialties & Intermediates -- Union Carbide is the leading North American supplier of solvents and intermediates to the paint and coatings industry; the leading licensor of several technologies; and a leading supplier of specialty chemicals, polymers and services used in the personal care products, pharmaceuticals, automotive, wire and cable, oil and gas and industrial lubricants industries.

                                    - MORE -

                                                              Page 3
                                                                of 5


o Basic Chemicals & Polymers -- Union Carbide is among the largest manufacturers of polyethylene, the world's most widely used plastic, and the technology leader in this industry; and a large manufacturer of polypropylene, one of the world's fastest-growing, large-volume plastics. UCC is also the world's largest producer of ethylene oxide and its derivative ethylene glycol, used for polyester fiber, resin and film, automotive antifreeze and other products.

      Cautionary Statement for Purposes of the "Safe Harbor" Provisions
               Of the Private Securities Litigation Act of 1995

     Those statements in the preceding pages that do not reflect historical information are forward-looking statements. Forward-looking statements include statements concerning anticipated future events or performance, product prices, cost improvements, raw material costs, volume increases, and earnings expectations. Naturally, such forward-looking statements are subject to risks and uncertainties. In addition to all specific assumptions cited, important factors that could cause actual results to differ materially from those discussed in such looking-forward statements include: the supply/demand balance for the corporation's products; customer inventory levels; competitive pricing pressures; feedstock availability and costs; changes in industry production capacities and operating rates; currency exchange rates; interest rates; global economic conditions, disruption in transportation facilities; competitive technology positions; failure by the corporation to achieve technology objectives, achieve cost reduction targets or complete projects on schedule and on budget; and an inability to obtain new customers or retain existing ones.

                                    - MORE -

                                                                    Page 4
                                                                      of 5

                        UNION CARBIDE CORPORATION AND SUBSIDIARIES
                        CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                               Quarter Ended
                                                     Mar. 31,     Dec. 31,     Mar. 31,
Millions of Dollars, Except Per Share Amounts          1999         1998         1998
NET SALES                                            $1,402       $1,289       $1,561
    Cost of sales, exclusive of
      depreciation and amortization                   1,042        1,010        1,161
    Research and development                             37           36           37
    Selling, administrative and
      other expenses (a)                                 70           70           84
    Depreciation and amortization                       104          101           95
    Partnership income                                    6           15           37
    Net gains from settlements of
      UNIPOL Systems-business litigations                 -           71            -
    Other income - net                                   14           20           11
INCOME BEFORE INTEREST EXPENSE AND PROVISION
    FOR INCOME TAXES                                    169          178          232
    Interest expense                                     31           30           27
INCOME BEFORE PROVISION FOR INCOME TAXES                138          148          205
    Provision for income taxes                           34           49           59
INCOME OF CONSOLIDATED COMPANIES AND
    PARTNERSHIPS                                        104           99          146
    Minority interest                                     1            1            1
    Loss from corporate investments
      carried at equity                                  32           31            3
INCOME BEFORE CUMULATIVE EFFECT OF
    CHANGE IN ACCOUNTING PRINCIPLE                       71           67          142
    Cumulative effect of change
      in accounting principle                           (20)           -            -
NET INCOME                                           $   51       $   67       $  142

Earnings per common share
    Basic - Income before cumulative effect of
              change in accounting principle         $ 0.53       $ 0.50       $ 1.03
          - Cumulative effect of change in
              accounting principle                     0.14            -            -
          - Net income - common stockholders         $ 0.39       $ 0.50       $ 1.03
    Based on the indicated number of shares     132,848,490  132,869,126  136,875,966

    Diluted - Income before cumulative effect of
                change in accounting principle      $  0.52      $  0.49      $  1.01
            - Cumulative effect of change in
                accounting principle                   0.14            -            -
            - Net income - common stockholders      $  0.38      $  0.49      $  1.01
    Based on the indicated number of shares     135,710,019  135,830,721  140,410,216

(a)  Selling                                        $    23      $    25      $    26
     Administrative                                      25           23           29
     Other expenses                                      22           22           29
     Total                                          $    70      $    70      $    84

                                    - MORE -

                                                                    Page 5
                                                                      of 5


                   UNION CARBIDE CORPORATION AND SUBSIDIARIES
                                 SEGMENT DATA

                                               Quarter Ended
                                      Mar. 31,    Dec. 31,    Mar. 31,
Millions of dollars                    1999        1998        1998

SALES
Specialties & Intermediates          $1,034      $  964      $1,120
Basic Chemicals & Polymers              421         383         518
Intersegment Eliminations               (53)        (58)        (77)

                Total                $1,402      $1,289      $1,561


OPERATING PROFIT (LOSS)

Specialties & Intermediates          $  203      $  232      $  202
Basic Chemicals & Polymers              (38)        (45)         36
Other                                     4          (9)         (6)

                Total                $  169      $  178      $  232


DEPRECIATION AND AMORTIZATION

Specialties & Intermediates          $   63      $   65      $   60
Basic Chemicals & Polymers               41          36          35

                Total                $  104      $  101      $   95


CAPITAL EXPENDITURES

Specialties & Intermediates          $   69      $  106      $   90
Basic Chemicals & Polymers              104         105          56

                Total                $  173      $  211      $  146


                                    - END -